                                                                    Exhibit 10.5



Exh. 10.5         PREFERRED SHIP MORTGAGE
                  -----------------------

         THIS PREFERRED SHIP MORTGAGE made as of October 17, 1997 by and between MARITRANS TANKERS INC., whose address is Fort Mifflin Road, Philadelphia, PA 19153 (the "Mortgagor"), and MELLON BANK, N.A., a national banking association which is a federally insured depository institution and whose address is 1735 Market Street, P.O. Box 7899, Philadelphia, Pennsylvania 19101-7899 (the "Mortgagee"-100%).

                              W I T N E S S E T H:


         MORTGAGE AMOUNT: THE AMOUNT OF THE DIRECT OR CONTINGENT OBLIGATIONS THAT ARE SECURED BY THIS PREFERRED SHIP MORTGAGE, EXCLUDING INTEREST, EXPENSES AND FEES, IS $50,000,000.00.


         WHEREAS, the Mortgagor is the sole owner of the whole of the vessel PERSEVERANCE, Official No. 638073, of the burden of approximately 31,000 tons deadweight register, which vessel is duly documented under and pursuant to the laws of the United States with her home port at Wilmington, Delaware; and

         WHEREAS, the Mortgagor is justly indebted to Mortgagee in the principal sum of up to Fifty Million Dollars ($50,000,000.00) (hereinafter referred to as the "Principal Sum"), and interest thereon, which indebtedness is evidenced, inter alia, by a certain Credit Agreement dated October 17, 1997, between Mortgagor and Mortgagee in the amount of the Principal Sum (the "Credit Agreement"); and

         WHEREAS, the Principal Sum, all interest thereon, all late charges as set forth in the Credit Agreement, all other costs and expenses incurred by the Mortgagee in the enforcement and administration of the Credit Agreement and this Mortgage, and any and all future advances as may be made from Mortgagee to Mortgagor the total of which, however, shall not exceed the Principal Sum, shall be collectively referred to hereafter as the "Secured Obligations"; and

         WHEREAS, the Mortgagor, for the purpose of securing payment to the Mortgagee of the Secured Obligations, as more fully set forth herein, has duly executed and delivered this Preferred Ship Mortgage on the Vessel to the mortgagee;

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

         In consideration of the foregoing recitals and of the sum of One Dollar ($1.00) to the Mortgagor duly paid by the Mortgagee at and before the sealing and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the Secured Obligations, the Mortgagor, by these presents, does grant, bargain, sell, convey, transfer, assign, remise, mortgage, set over and confirm to the Mortgagee, its successors and assigns, the following described property:

         The whole of all that certain Vessel designated and known as PERSEVERANCE, Official No. 638073, together with all her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, boats, chains, equipment and all her other appurtenances thereunto appertaining and belonging, whether aboard or removed from the said vessel, together with any and all additions, improvements, and/or replacements which may hereafter be made to, on or in said Vessel or any part thereof, and in or to its equipment and appurtenances aforesaid, and all charters, charter parties, charter hire, freights, sub-freights, cargoes, operating agreements and revenues, lighterage, and all issues, revenues, profits and proceeds of any of the foregoing, all of the foregoing being hereinafter referred to as the "Vessel".

         TO HAVE AND TO HOLD all the Vessel, unto the Mortgagee, its successors and assigns, forever; provided, however, that if the Mortgagor shall pay, or cause to be paid, to the

Mortgagee, its successors or assigns, the debt aforesaid, with interest thereon, as and when the same shall become due and payable by maturity or otherwise, under the terms and in the manner provided in the Credit Agreement and this Preferred Ship mortgage, and keeps, performs and observes all and singular the covenants and promises in the Credit Agreement and in these presents expressed to be kept, performed, and observed by or on the part of the Mortgagor, then this Preferred Ship Mortgage and the estate and rights hereby granted shall cease.

         PAYMENT SCHEDULE; The Mortgagor shall pay or cause to be paid to the Mortgagee, its successors or assigns, the Principal Sum with the interest thereon, in accordance with the terms and conditions of the Credit Agreement.

         MORTGAGE OBLIGATION: The Mortgagor hereby agrees to pay the Principal Sum and the interest thereon as stipulated, and to fulfill, perform and observe each and every one of the covenants, agreements, and conditions contained in this Preferred Ship Mortgage and in the Credit Agreement; and hereby covenants and agrees to and with the Mortgagee, its successors and assigns, that the Vessel and the appurtenances thereunto appertaining and belonging, and all additions, improvements and/or replacements which may hereafter be made to, on or in said Vessel are to become subject hereto, and are to be held subject to this Preferred Ship Mortgage and the further covenants, conditions and uses hereinafter set forth as follows:

         Article 1. Validity of Mortgage. The Mortgagor covenants that this Mortgage is and will be a valid and enforceable obligation of the Mortgagor in accordance with its terms.

         Article 2. Ownership of Vessel. The Mortgagor warrants that it is and shall continue to be a citizen of the United States as defined and within the meaning of the Shipping Act of 1916, as amended, 46 App. U.S.C. Section 802, and a corporation established under the laws of the United States or of a State, whose president or other chief executive officer and chairman of its board of directors are citizens of the United States and no more of its directors are noncitizens than a minority of the number necessary to constitute a quorum, within the meaning of Section 7 of the Act of August 26, 1983, P.L. 98-89, 97 Stat. 585, as amended, 46 U.S.C. Section 12102, as amended, and that it is, and shall continue to be, a corporation duly organized and existing in good standing under the laws of the State of Delaware. The Mortgagor warrants that it is the true, lawful and sole owner of the whole of the Vessel, including her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, small boats, and all other appurtenances, and that its ownership is free and clear of all suits, liens, claims, charges, or encumbrances of any kind or nature, and that it will forever warrant and defend its title and possession for the benefit of the mortgagee against any and all claims and demands.

         Article 3.  Insurance.
         ---------   ---------

         (a) The Mortgagor at its own cost and expense as long as any part of the Secured Obligations are unpaid shall keep the Vessel insured with responsible underwriters in good standing and satisfactory to the Mortgagee fully and adequately protecting the Vessel and the Mortgagee's interest therein against any marine perils and disasters and all hazards, risks, or liabilities in any way arising out of the ownership, operation or maintenance of the Vessel, as more fully provided in the aforesaid Credit Agreement, including but not limited to insurance as follows:

             (i) Hull insurance in an amount not less than the full commercial value of the Vessel, with responsible underwriters and under policy forms satisfactory to the Mortgagee, and, where appropriate or necessary, War Risk Insurance in like sum.

             (ii) Protection and Indemnity Insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee, including pollution coverage.

             (iii) When and while the Vessel is laid up, and in lieu of the aforesaid insurance referred to in paragraph (i) of this section, Port Risk Insurance on the Vessel may be taken out by the Mortgagor under forms of port risk policies and with underwriters satisfactory to the Mortgagee.

             (iv) Insurance protecting against claims under the Longshoremen's and Harbor Workers, Compensation Act, workmen's Compensation and public liability.

             (v) Upon the request of the Mortgagee, Mortgagee Single Interest Insurance with responsible underwriters and under policy forms satisfactory to Mortgagee.

         (b) All hull insurance shall be taken out in the name of the Mortgagor, but all losses shall be payable to the Mortgagee for distribution by it, as its interests may appear, except that: (i) in the case of a total loss, the Mortgagee consents that the underwriters pay direct to the Mortgagor the amount by which the total loss exceeds the amount then due under the Mortgage and the Note; and (ii) in the event of a partial loss, if the Mortgagor is not in default under this mortgage, the Mortgagee agrees that the underwriters may pay directly for repairs, salvage, or other charges and/or reimburse the Mortgagor therefor; however, (iii) in any event, if the amount of the partial loss is less than $250,000.00, Mortgagee consents that the underwriters may pay directly to the Mortgagor. If the Mortgagor is in default under this Mortgage or the Note, the Mortgagee shall be entitled to receive the proceeds of any such insurance and shall apply such proceeds in the manner provided in Article 8(e).

         (c) All insurance shall be taken out in the names of the Mortgagor and any bareboat charterer, with Mortgagee named as an additional insured or loss payee as follows: (i) Hull Insurance and Port Risk Insurance shall name the Mortgagee as first preferred mortgagee and loss payee; (ii) Protection & Indemnity Insurance shall name the Mortgagee as an additional insured.

Hull Insurance shall include an endorsement which shall provide that the insurance cannot be canceled or materially changed without thirty (30) days prior written notice to the Mortgagee. Mortgagor shall request that its P&I Club shall give the Mortgagee as much notice as possible of Mortgagor's failure to renew its entry in the Club, and in any event Borrower shall so notify Bank immediately if its entry in the Club is not renewed.

         (d) All policies, binders and cover notes, together with original underwriter's certificates, shall be delivered to the Mortgagee from time to time upon its request for approval and custody.

         (e) The Mortgagor will keep the aforesaid insurance and renewals thereof valid at all times while this Preferred Ship Mortgage remains in force, will comply and will cause any charterer or subcharterer to comply with all Institute Warranties and Clauses, and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted by the policies of insurance in effect at the time of the voyage, nor do, omit, neglect, or permit to be done anything whereby any insurance, whether procured by the Mortgagor or mortgagee, is or is liable to be impaired or defeated. If at any time (i) Mortgagor shall fail to deliver to and maintain with the Mortgagee, upon request, original policies or other insurance documents and other evidence satisfactory to the Mortgagee that the insurance has been effected and maintained as hereinabove and in the Credit Agreement required or (ii) any insurance required to be maintained hereunder or under the Credit Agreement is canceled, terminated or fails to be renewed without replacement coverage complying with the requirements hereof and of the Credit Agreement, then the Mortgagee may procure the insurance, and from the date of such expenditure the costs and expenses thereof, with interest at the rate provided in the Credit Agreement, shall be an additional indebtedness due from the Mortgagor secured by this Preferred Ship Mortgage and shall be paid by the Mortgagor on demand. The Mortgagee shall not be under any obligation to procure any such insurance.

         Article 4.  Creation of Liens.
         ---------   -----------------

         (a) Neither the Mortgagor, the managing owner, ship's husband, master, or any other person to whom the management of the Vessel may be entrusted, or any charterer or subcharterer shall have any right, power or authority to create, incur, or permit to be placed or imposed on the Vessel any liens whatsoever.

         (b) The Mortgagor shall carry a properly certified copy of this Preferred Ship Mortgage with the ship's papers and shall exhibit the same to any person having business with the Vessel which may give rise to any lien other than for crew's wages or salvage, or to the sale, mortgage or other conveyance thereof. The Mortgagor shall place and keep prominently in the pilot house, master's cabin, or engine room of the Vessel a printed or typewritten notice written as follows:

             "This Vessel is owned by MARITRANS TANKERS INC. and is subject to a First Preferred Mortgage dated October 17, 1997, in favor of MELLON BANK, N.A. under authority of the Act of November 23, 1988, P.L. 100-710, as amended, and under the terms of said mortgage, neither the owner, the master nor any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel, its freights, sub-freights, cargoes, profits, hire, charter hire or operating agreements or revenues, any liens whatsoever, other than for crew's wages or salvage."

         (c) In the event that a claim for salvage is asserted against the Vessel, Mortgagor and/or Mortgagee, the Mortgagor shall discharge any ultimate lien, liability and/or judgment. The Mortgagor shall indemnify, hold harmless and defend the Mortgagee from any claim, liability or judgment. Any amount paid by the Mortgagee, whether in settlement of a claim or in satisfaction of a judgment, shall be a debt which is part of the Secured Obligations, the repayment of which is secured by the lien of this Preferred Ship Mortgage and shall be payable when demanded by the mortgagee, with interest at the rate provided in the Credit Agreement, from the date of payment by the Mortgagee.

         Article 5.  Maintenance of Vessel.
         ---------   ---------------------

         (a) At all times, at its own cost and expense, the Mortgagor will exercise due diligence to maintain and preserve the Vessel in as good condition, working order and repair as at the time of the execution of this Preferred Ship Mortgage, ordinary wear and tear and depreciation, with the Vessel kept in proper repair, excepted, and will keep the Vessel in such condition as will enable her to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance and in such amounts as is required under this Preferred Ship Mortgage. The Mortgagor shall afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same and her cargoes and papers. Mortgagor shall certify as often as required by Mortgagee that all wage and other claims which give rise to liens have been paid. Mortgagor shall keep the Vessel in such condition as will entitle her to the highest classification and rating for a Vessel of the same age, trade and type in the American Bureau of Shipping or such other classification society as shall be acceptable to mortgagee, and, upon request, Mortgagor shall furnish to Mortgagee a certificate by such classification bureau or society in which the Vessel is then entered that such classification is maintained.

         (b) The Mortgagor will keep the Vessel equipped with a proper certificate of documentation and other records and will not suffer or permit it to be operated in any manner prohibited by the laws or regulations applicable to the Vessel under its certificate or its classification, and will duly comply with all laws and governmental regulations applicable to the Vessel and its operation.

         Article 6.  Release of Vessel.
         ---------   -----------------

         If a libel should be filed against the Vessel or if the Vessel is otherwise levied against or taken into custody by virtue of any legal proceedings in any court, the Mortgagor will, within fifteen (15) days thereafter, cause the Vessel to be released and the lien to be discharged provided, however, that the Mortgagor may invoke the benefits of the Acts of Congress providing for limitation of liability of shipowners but in that event, will not surrender, or offer to surrender, the Vessel without the written consent of the Mortgagee.

         Article 7.  Payment of Charges.
         ---------   ------------------

         The Mortgagee shall have the right, but shall be under no obligation, to make any payments and to do any acts which, under the terms of this Preferred Ship Mortgage, the Mortgagor is required to make or do, but the making of any such payment or the doing of any such act by the Mortgagee shall not relieve the Mortgagor of any default in that respect or constitute in any respect a waiver of such default. The Mortgagor will reimburse the Mortgagee promptly, with interest at the rate or rates provided in the Credit Agreement, for any and all payments and expenditures so made by it and for any and all advances and expenses made or incurred by the Mortgagee at any time in taking possession of the Vessel or otherwise protecting its rights hereunder and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Mortgagor and such payments, expenditures, advances and expenses shall be and are secured by this Preferred Ship Mortgage.

         Article 8.  Events of Default.
         ---------   -----------------

         (a)      The following shall constitute "Events of Default" hereunder:

                  (i) Default in the payment by Mortgagor of any principal portion of the

Secured Obligation when due, or of any interest, commitment fee or other amount due under the Credit Agreement within five (5) Business Days after it shall have become due; or

                  (ii) Default, for 15 days after notice from Mortgagee that such default has occurred, in the performance of any of the covenants, agreements or conditions of this Preferred Ship Mortgage, provided that if the default cannot be cured within 15 days and Mortgagor has commenced cure within said 15 day period, and so long as Mortgagor continuously and diligently pursues completion of said cure and in any event completes said cure within 60 days from said notice an Event of Default shall not be deemed to exist; or

                  (iii) The filing by or against the Mortgagor of a petition for liquidation or reorganization under Chapter 7 or Chapter 11 of the United States Bankruptcy Code of 1978, as amended, or any similar statute; unless, in the case of an involuntary petition, such petition is dismissed within 60 days of filing; or

                  (iv) The making of any general assignment by the Mortgagor for the benefit of creditors; the appointment of a receiver or trustee for the Mortgagor or for any of Mortgagor's assets; or the institution by or against the Mortgagor of any other type of insolvency proceeding or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against, or winding up of affairs of, the Mortgagor; or

                  (v) If the Mortgagor shall sell or transfer, or attempt to sell or transfer by operation of law or otherwise, its interest in the Vessel, or permit the attachment of any suit, lien, claim, charge or encumbrance of any kind (other than Ordinary Maritime Liens) which is not released within fifteen (15) days after it first attaches; or

                  (vi) If the Mortgagor shall remove or attempt to remove the Vessel beyond the limits of the United States, save on voyages with the intention of returning to the United States, or shall abandon the Vessel in a foreign port; or

                  (vii) If the Vessel shall be libeled and levied upon or taken by virtue of any attachment or execution against the Mortgagor and such libel or levy is not released by Mortgagor within 15 days; or

                  (viii) The occurrence of an "Event of Default" under the Credit Agreement.

         (b)      Upon the occurrence of an Event of Default the mortgagee may:

                  (i) Declare the Secured Obligations to be due and payable forthwith, whereupon such Secured Obligations shall become and be immediately due and payable;

                  (ii) Recover judgment for any amount due on the debt and collect the same out of any property of the Mortgagor without its security under this Preferred Ship Mortgage being in any way affected or impaired thereby:

                  (iii) Demand and receive all freights, hires, charter hires, earnings/or profits of the Vessel, due or to become due from any person whomsoever;

                  (iv) With or without legal process re-enter and take possession of the Vessel at any time wherever it may be found and, without being responsible for loss or damage, hold, lease, charter, operate or otherwise use the Vessel for such time and on such terms as the Mortgagee may deem advisable and collect and retain all freights, hires, earnings, and/or other moneys due or to become due and arising therefrom, and/or if it seems desirable to the Mortgagee, and without being responsible for loss or damage, with or without possession, sell the Vessel free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale, with a general description of the property, by publishing such notice in such manner as may be required by applicable rules of court and as may be reasonably calculated to give adequate notice of the sale to potential buyers through trade publication, via brokers, or otherwise, and by mailing a similar notice to the Mortgagor at its last known business address on the day of first publication. Such sale may be held at any place and at such time as the Mortgagee may specify, and in such manner as the Mortgagee may deem advisable, and may be conducted without bringing the Vessel to the place of sale, and the Mortgagee may become a purchaser at the sale. From time to time the Mortgagee may adjourn any such sale by announcement at the time and place appointed for such sale or by any adjourned sale; and without notice or publication, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned.

                  (iv) Commence a civil action in rem to foreclose this Preferred Ship Mortgage and obtain an order to sell, and sell, the Vessel, pursuant to the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, 46 U.S.C. 31325 and 31326, or their successor provisions, or by other judicial process as may be provided in the statutes.

         (c) Each and every power or remedy herein specifically given to the Mortgagee shall be cumulative and shall be in addition to every other power or remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power or remedy, whether specifically herein given or otherwise so existing may be exercised from time to time and as often and at such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power accruing upon any Event of Default shall be construed to be a waiver of such default or any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment after such default or any payment on account of any past default be deemed a waiver of any right to take advantage of any other default or of any past default not completely cured thereby.

         (d) If, at any time after an Event of Default and previous to the actual sale of the Vessel by the Mortgagee or to any foreclosure proceedings, the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default with interest at the rate provided in the Credit Agreement, then the Mortgagee shall accept such payment and cure and restore the Mortgagor to its former position, but such actions shall not affect any subsequent Event of Default, nor impair any rights consequent thereon.

         (e) The proceeds of any sale, and the net earnings of any charter, operation or other use of the Vessel by the Mortgagee under any of the powers herein specified, and the proceeds of any Judgment collected by the Mortgagee for any default hereunder and the proceeds of any insurance or of any claim for damages on account of the Vessel, received by the Mortgagee while exercising any such power, and any and all other proceeds collected by the Mortgagee, or in any proceedings hereunder, the application of which has not elsewhere been specifically provided for, shall be applied as follows:

                  First: To payment of all expenses and charges, including expenses of any sale, expense of any retaking, attorney's fees, court costs, and any other expenses made or incurred by the Mortgagee in the protection of its rights hereunder, and to the payment of any damages sustained by the Mortgagee from any default of the Mortgagor hereunder with interest as provided herein; and to provide adequate indemnity against liens having priority over this Preferred Ship Mortgage.

                  Second: To the payment of the balance due and outstanding upon the Secured obligations or otherwise due under the Credit Agreement, including accrued and unpaid interest to the date of such payment, with such payment to be applied pro rata to such outstanding principal and interest and to the payment of all other unpaid items, costs or expenses constituting part of the Secured Obligations.

                  Third: Any surplus thereafter remaining shall be paid to the Mortgagor.

         Article 9.  Possession Prior to Default.
         ---------   ---------------------------

         Until one or more of the Events of Default hereinbefore described shall happen, the Mortgagor shall retain actual possession of the Vessel, and manage, operate and use the same and collect, receive, take and use and enjoy the earnings, income, rents, freights, issues and profits thereof.

         Article 10. Statutory Compliance. The Mortgagor shall comply with and satisfy all the provisions of the Ship Mortgage Act of 1920, as amended, including without limitation the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, and shall, to the extent provided therein, establish and maintain this Preferred Ship Mortgage as a preferred mortgage thereunder, and the Mortgagor shall not sell, mortgage, transfer, nor merge or consolidate with any other person, firm or corporation, or dissolve, nor change the flag, name or the port of documentation of the Vessel, without the written consent of the Mortgagee first obtained. Any such written consent to any one sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation, shall not be deemed or held to be a waiver of this provision in respect to any subsequent sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation. The Mortgagor, while not in default in the performance of any of the terms of this Preferred Ship Mortgage, may charter the Vessel in compliance with applicable law and Mortgagor's agreements with Mortgagee.

         Article 11. Further Assurances. In the event that this Preferred Ship Mortgage or the Credit Agreement or any provision of this Preferred Ship Mortgage or the Credit Agreement is deemed invalidated, in whole or in part, by any present or future law or court decision, the Mortgagor shall execute such other or further instruments, as in the opinion of counsel for the mortgagee, will carry out the true intent and spirit of this Mortgage. From time to time, the Mortgagor shall execute such other assurances as, in the opinion of such counsel, may be required more effectually to subject the Vessel herein mortgaged or intended to be mortgaged to the payment of the Credit Agreement secured by this Mortgage.

         Article 12. Lawful Operation. The Mortgagor covenants and agrees to comply with all the laws of the United States of America and/or any subdivision thereof where the Vessel may be, pertaining to its operation. The Mortgagor will not use or permit the Vessel to be used for any illegal purposes. Mortgagee does not authorize or consent to any act, failure or omission on the part of the Mortgagor or any other person which would permit or give rise to the risk of forfeiture of the Vessel for a violation of any law of the United States or any other governmental authority.

         Article 13. Copy of Entire Agreement. The Mortgagor acknowledges receipt from the Mortgagee of a true copy of this Preferred Ship Mortgage which comprises the entire agreement between the parties respecting the mortgage of the Vessel, and supersedes any and all other agreements respecting the Vessel, except as otherwise specifically provided herein.

         Article 14. Continuity of Provisions. All the covenants, stipulation and agreements contained in this Preferred Ship mortgage shall be binding upon and inure to the benefit of the Mortgagor, its successors and assigns, and the mortgagee, its successors and assigns. Throughout this Mortgage, the singular shall include the plural.

         Article 15. Applicable Law. This instrument shall be construed in accordance with the statutory and maritime law of the United States, and, where such law is silent or inapplicable, then under the laws of the Commonwealth of Pennsylvania.

         Article 16. Separate Discharge. Although it is not intended that this Mortgage include any property other than the Vessel, if any determination is made at any time that for any reason this Mortgage does include any property other than a "Vessel" within the meaning of Chapter 313 of title 46, United States Code, such property may be separately discharged from the lien of this mortgage, but only with the consent of the Mortgagee, by the payment of .01% of the said total amount.

         Article 17. Notice. Any notice required or permitted hereunder shall be sufficient if given in the manner provided in the Credit Agreement.

         Article 18. Defined Terms. Any capitalized terms which are not otherwise defined herein shall have the respective meanings, if any, assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the Mortgagor has caused these presents to be executed and attested, under seal, by its duly authorized officers as of the day and year first above written.

Attest:  (SEAL)                                           MARITRANS TANKERS INC.



/s/ Walter T. Bromfield                                   /s/ John C. Newcomb
-----------------------                                   -------------------
Assistant Secretary                                       Vice President

                                 ACKNOWLEDGMENT
                                 --------------

COMMONWEALTH OF PENNSYLVANIA              :
                                          :     SS.
COUNTY OF PHILADELPHIA                    :


         On the 17th day of October, 1997, before me came John C. Newcomb to me known who, being duly sworn, did depose and say that he is Vice President of MARITRANS TANKERS INC., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by like order and acknowledged to me that he executed the said mortgage as the Vice-President of said corporation, and that the same is the free and voluntary act and deed of said corporation and of himself as Vice President thereof for the uses and purposes expressed in said mortgage.

                                             /s/ Rosemarie K. Blatteau
                                             -------------------------
                                                    Notary Public


                                            My commission expires: Sept. 1, 2000